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                                                                  Exhibit 10.2A
                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        BETWEEN LEVEL 8 SYSTEMS, INC. AND
                                  SAMUEL SOMECH

      This Agreement when executed by both parties shall constitute an amendment to the existing employment agreement between Level 8 Systems Inc. (the "Company") and Samuel Somech, (the "Employee") dated November 8, 1996 (the "Agreement").

      Company and Employee desire to provide for Employee's early retirement from the Company. In order to accomplish this purpose and in consideration of the terms convenants and conditions set forth herein, the Agreement is hereby amended as set forth below.

Amendments to Agreement

1. Article IV Benefits; Expenses section 4.4 is hereby amended by the addition of the following language:

      All unvested options on the date of retirement shall immediately vest. Employee shall have three (3) years from the date of his retirement to exercise all vested options.

2.    Article V is hereby amended to Read as follows:

      ARTICLE V
      TERMINATION; DEATH; DISABILITY; RETIREMENT

      The following provision is added as section 5.5 and existing section5.5 is renumbered to be section 5.6.

      5.5  Termination by Retirement.

      (a) Employee may elect to retire from the Company at any time during his employment by giving the Company three (3) months notice of intent to retire.
      (b) Upon expiration of the three (3) month notice period, Employee shall be paid retirement benefits of $20,000 per month for a period of two (2) years. Employee's healthcare benefits shall continue during this period or until he obtains other healthcare benefits whichever is sooner.
      (c) During the first year of this retirement period, Employee agrees to make himself reasonably available for consultation with employees of the Company on transition matters.

Cessation of Authority

Employee understands and agrees that as of the date of his retirement, he will no longer be authorized to incur any expenses, obligations or liabilities, or to make any commitments on behalf of the Company.

Continuing Obligations

Employee hereby ratifies and reaffirms the obligations set forth in Article VI of the Employment Agreement and acknowledges the reasonableness thereof. Employee further understands that a


Samuel Somech Amendment to Employment Agreement                           Page 1
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breach of his obligations under Article VI of the Employment Agreement will constitute a material breach of his Employment Agreement as amended and will relieve the Company from any further liability or obligation under this Amendment.

No Other Representations

Employee represents and acknowledges that in executing this Amendment he does not rely, and has not relied, upon any representation or statement not set forth herein made by the Company or by any of the Company's agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Amendment or otherwise.

All other terms of the Agreement remain unchanged.

This 26th day of February, 1999.

LEVEL 8 SYSTEMS, INC.                     EMPLOYEE

By: /s/ Arik Kilman                       /s/ Samuel Somech
    ------------------------------        --------------------------------------
Name: Arik Kilman                         Samuel Somech
      ----------------------------
Title: Chairman of the Board
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Samuel Somech Amendment to Employment Agreement                           Page 2